Exhibit 99.1

Press RELEASE

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA  19073

FOR IMMEDIATE RELEASE

GMH COMMUNITIES TRUST REPORTS

FIRST QUARTER 2005 RESULTS

NEWTOWN SQUARE, PA – May 5, 2005 – GMH Communities Trust (NYSE: GCT) today reported results for the first quarter ended March 31, 2005.  Financial and operating highlights completed during the quarter include:

Quarterly Highlights

•                  First quarter 2005 net income of $1.8 million, or $0.06 earnings per diluted share, and funds from operations (FFO) of $10.2 million, or $0.17 per diluted share, in line with the Company’s guidance.

•                  Payment of a first quarter cash dividend of $0.2275 per common share on April 15, 2005.

•                  Refinanced a total of $113.7 million of variable-rate indebtedness, by converting $93.3 million of variable-rate mortgage debt on seven student housing properties to an equal amount of fixed-rate debt with interest rates ranging from 4.24% to 4.7%, and the repayment of approximately $20.4 million of principal.

•                  Acquired eight student housing properties, containing a total of 1,607 units and 4,795 beds, for an acquisition cost of $172.7 million increasing our student housing portfolio to 38 properties containing a total of 7,136 units and 23,880 beds.

•                  Provided management services for 23 properties not owned by the Company, containing a total of 5,187 units and 14,828 beds.

•                  Average occupancy level for the Company’s student housing portfolio was 93.1%.

•                  Obtained permanent financing on the Company’s Fort Eustis/Fort Story military housing privatization project, covering two Army bases located in Virginia. The project has a six-year initial development period covering the new construction and/or major renovation of more than 1,100 homes, with project costs in excess of $165 million.

“2005 is off to a solid start and we expect this momentum to carry through the year,” said Gary M. Holloway, Sr., Chairman, President and Chief Executive Officer. “Building upon the accomplishments of last year, we continue to make progress in the execution of initiatives to drive growth, achieve strong occupancy levels and execute our business plan.   During the quarter, we realized positive performances from our student and military housing segments. Our student housing portfolio was 70% pre-leased as of the end of April for the 2005-2006 academic year, compared with 66% pre-leased as of the end of April for the 2004-2005 academic year.”

“We are seeing a number of high-quality student housing properties that meet our acquisition criteria. In the first quarter, we completed eight acquisitions for an aggregate acquisition cost of $172.7 million, and in April we acquired an additional student housing property for $28.0 million.  Looking ahead, our pipeline remains very strong,” Mr. Holloway added. “We are also actively pursuing several military housing privatization projects.  We have made presentations on three projects totaling approximately 5,800 housing units and we are preparing presentations for three additional projects for a total of approximately 9,300 housing units.”

Results of Operations

The Company reported net income for the quarter ended March 31, 2005 of $1.8 million, or $0.06 per diluted share, on total revenues of $42.2 million.  FFO for the quarter was $10.2 million, or $0.17 per diluted share, in line with the Company’s guidance of $0.16 to $0.17 provided on February 24, 2005.

The Company had 61,642,027 weighted-average diluted common shares and units of limited partnership interests outstanding during this period.

Reconciliations of FFO to net income, and FFO per share to earnings per share, the most directly comparable GAAP measures, are included in a schedule accompanying this press release.

2005 First Quarter Dividend

On March 18, 2005, the Company declared a regular quarterly dividend of $0.2275 per share on its common shares of beneficial interest. The dividend was paid on April 15, 2005 to shareholders of record at the close of business on March 30, 2005.

Recent Developments

In April 2005, the Company acquired The GrandMarc at Seven Corners, a 183 unit/ 370 bed Class A student housing property located in Minneapolis, Minnesota, for a purchase price of approximately $28.0 million. This property serves the University of Minnesota and contains approximately 14,000 square feet of commercial space.

Reaffirms 2005 Outlook

The Company also reaffirms its previously disclosed guidance of the 2005 fiscal year FFO per diluted share range of $0.85 to $0.90 and earnings per diluted share range of $0.18 to $0.20. A reconciliation of this expected range of 2005 FFO per diluted share to earnings per diluted share was provided in the Company’s press release dated February 24, 2005 announcing 2004 fourth quarter and year-end results, a copy of which is available under the Investor Relations section of the Company’s website at www.gmhcommunities.com, and was also included as an exhibit to the Company’s Form 8-K furnished to the Securities and Exchange Commission on February 25, 2005.  This guidance is based on the judgment and current expectations and is forward-looking.  The actual results for the year ending December 31, 2005 may be affected by various factors, including, but not limited to, the following:  timing and amount of additional student housing acquisitions and award of additional military housing privatization projects; the leasing rates at our student housing properties; changes in interest rates; the availability and terms of additional financing sources; changes in competition throughout our industry; the amount of occupancy turnover costs related to our student housing business; and occupancy rates and level of development, construction and renovations performed with respect to our military housing privatization projects during 2005.

Webcast and Conference Call Details

Management will conduct a conference call and live audio webcast at 10:00 a.m. Eastern Standard Time on Friday, May 6, 2005 to review the Company’s quarterly results.

The conference call dial-in number is 303-262-2130. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at the Investor Relations section of the Company’s website at www.gmhcommunities.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A replay of the webcast also will be available at the Company’s website for 30 days following the call.

Supplemental Information

The Company produces a supplemental information package that provides details regarding its operating performance, investing activities and overall financial position. For a copy of this detailed supplemental information package, please visit the Company’s website at www.gmhcommunities.com under the Investor Relations section.

Non-GAAP Financial Measures

This press release contains non-GAAP (“Generally Accepted Accounting Principles”) information that is generally provided by most publicly traded REITS and that we believe may be of interest to the investment community.  Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in a schedule accompanying this press release.  Details regarding the Company’s methodology for computing capitalization rates for its student housing properties is included in the supplemental information package referred to above.

About GMH Communities Trust

GMH Communities Trust (www.gmhcommunities.com) is a publicly traded Maryland real estate investment trust (REIT). We are a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing at bases throughout the United States. GMH Communities also provides property management services to third party owners of student housing properties, including colleges, universities, and other private owners. The Company is based in Newtown Square, PA and employs more than 1,350 people throughout the United States.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on our current expectations, estimates and projections about future events and financial trends affecting us are “forward-looking statements.”  Forward-looking statements can be identified by the use of words such as “may,” “ will,” “should,” “expect,” “estimate” or other comparable terminology, and include statements such as those regarding our business strategy; expectations regarding the amount and timing of our student housing acquisition pipeline and acquisition of additional military housing projects and estimated capitalization rates that we expect to obtain on our student housing properties.  These statements are inherently subject to risks and uncertainties, including changes in our business strategy and increased competition in the student and military housing industries in general; our ability to acquire additional properties and projects within our anticipated timeframe or at all; changes in interest rates and our capital resources, including the availability of our credit facility or ability to obtain additional equity or debt financing; and the other risks relating to our business presented in our Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information contact:

At The Company	Beckerman Public Relations	Financial Relations Board
Kathleen M. Grim	Kathleen Pallas	Claire Koeneman	Joe Calabrese
kgrim@gmh-inc.com	(Media Contact)	(Analyst Info)	(General)
610-355-8206	(908) 781-6420	(312) 640-6745	(212) 827-3772
10 Campus Blvd.	kathleen@beckermanpr.com
Newtown Square, PA 19073

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See Supplemental Information Package for Additional Financial Information

GMH COMMUNITIES TRUST

CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	March 31, 2005	December 31, 2004

ASSETS
Real estate investments:
Student housing properties	$812,242	$638,635
Accumulated depreciation	(8,135)	(3,905)
	804,107	634,730
Corporate assets:
Corporate assets	7,568	11,625
Accumulated depreciation	(231)	(241)
	7,337	11,384

Cash and cash equivalents	14,681	60,926
Restricted cash	5,604	2,313
Accounts and other receivables:
Third party	2,911	2,257
Related party	10,997	9,309
Investments in military housing projects	40,984	39,482
Deferred contract costs	744	126
Deferred financing costs, net	3,295	2,820
Deposits	561	1,848
Lease intangibles, net	4,031	4,994
Other assets	2,776	2,872
Total assets	$898,028	$773,061

LIABILITIES AND BENEFICIARIES’ EQUITY
Line of credit	$60,000	$—
Notes payable	433,799	370,007
Accounts payable:
Related party	16	278
Third party	751	1,160
Accrued expenses	13,459	9,307
Dividends and distributions payable	13,634	9,583
Other liabilities	6,768	4,907
Total liabilities	528,427	395,242

Minority interest	178,906	182,118

Beneficiaries’ equity:
Common Shares	30	30
Additional paid-in capital	200,363	200,276
Cumulative earnings	2,068	251
Cumulative distributions	(11,766)	(4,856)
Total beneficiaries’ equity	190,695	195,701
Total liabilities and beneficiaries’ equity	$898,028	$773,061

GMH COMMUNITIES TRUST

CONSOLIDATED STATEMENT OF OPERATIONS

Three months ended March 31, 2005

(unaudited and in thousands, except share and per share data)

REVENUE:
Rent and other property income	$25,841
Expense reimbursements:
Related party	8,740
Third party	1,274
Management fees:
Related party	1,867
Third party	640
Other fee income- related party	3,731
Other income	111
Total revenue	42,204

OPERATING EXPENSES:
Property operating expenses	10,693
Reimbursed expenses	10,014
Real estate taxes	2,007
Administrative expenses	2,933
Depreciation and amortization	6,774
Interest	5,407
Total expenses	37,828
Income before minority interest and income taxes	4,376
Minority Interest	1,773
Income before income taxes	2,603
Income taxes	785
Net income	$1,818

PER SHARE DATA:
Basic income per Common Share	$0.06

Basic weighted-average shares outstanding	30,350,989

Diluted income per Common Share	$0.06

Diluted weighted-average shares/units outstanding	61,642,027

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Funds From Operations (“FFO”)FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors.  We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before minority interest expense, excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and lease intangible related amortization. The GAAP measure that we believe to be most directly comparable to FFO is net income (loss), which includes depreciation and amortization expense, gains or losses on property sales and minority interest.  In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Diluted funds from operations per share (“Diluted FFO per share”)

Diluted FFO per share is (1) FFO adjusted to add back any convertible preferred share dividends and any other changes in FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  However, the computation of Diluted FFO per share does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  The Company believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share in evaluating net income available to common shareholders.  In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Company believes Diluted FFO per share is a useful supplemental measure for comparing the Company to other equity REITs.  The Company believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.  Diluted FFO per share, as it is based on FFO, has most of the same limitations as FFO (described above); management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP and non-GAAP measures.

The following table presents a reconciliation of our FFO to our net income, and FFO per share to EPS and diluted FFO per share to diluted EPS, for the periods shown below:

GMH COMMUNITIES TRUST

FUNDS FROM OPERATIONS (FFO) AND ADJUSTED FUNDS FROM OPERATIONS (AFFO)

Three months ended March 31, 2005

(unaudited and in thousands, except share and per share data)

2005
FUNDS FROM OPERATIONS (FFO):
Net Income	$1,818

Add:
Minority interest	1,773
Depreciation on real property	4,266
Amortization of lease intangibles	2,333
FFO	$10,190

FFO per share/unit - basic	$0.17
Weighted-average shares/units outstanding - basic	59,911,811

FFO per share/unit - fully diluted	$0.17
Weighted-average shares/units outstanding - fully diluted	61,642,027

EPS - basic	$0.06
Weighted-average shares outstanding - basic	30,350,989

EPS - fully diluted	$0.06
Weighted-average shares outstanding - fully diluted	61,642,027